UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) May 4, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER ITEMS

On May 4, 2005, General Motors Acceptance Corporation (GMAC), a wholly owned subsidiary of General Motors Corporation (GM) issued a press release announcing the restructuring of its residential mortgage operations. A copy of the press release issued by GMAC follows:

              GMAC CAPITALIZES NEW RESIDENTIAL MORTGAGE SUBSIDIARY;
                  ELECTS JACOB AND MELZER TO BOARD OF DIRECTORS

DETROIT - General Motors Acceptance Corporation (GMAC), the financial services subsidiary of General Motors Corporation (NYSE: GM), announced it has restructured its residential mortgage operations. GMAC transferred ownership of GMAC Mortgage Corporation and Residential Funding Corporation (GMAC-RFC) to Residential Capital Corporation (ResCap), its recently formed holding company, in a move to provide additional operational and financial flexibility and to enhance the liquidity of these operations. GMAC also contributed $2 billion of equity to ResCap in connection with this restructuring. The transaction had no cash impact on the entities involved, but did reduce ResCap's leverage ratio, as GMAC converted some of its inter-company debt to equity.

GMAC also announced new additions to the ResCap Board of Directors. Two independent directors have been named to the board, bringing the total number of ResCap directors to nine. They are Thomas Jacob, retired chairman and CEO of Chase Manhattan Mortgage Corporation, and Thomas Melzer, co-founder and managing director of RiverVest Venture Partners. Jacob was also appointed chairman of the Audit Committee of ResCap.

ResCap is seeking a stand-alone credit rating and expects to execute an operating agreement among itself, GM, and GMAC during the second quarter of 2005. The restructuring, separate capital structure, independent directors and other corporate governance arrangements are intended to facilitate enhanced liquidity and cost effectiveness of the financing of ResCap's mortgage operations. With separate liquidity and funding of ResCap, GMAC also benefits through reduced funding requirements for its residential mortgage operations.

ResCap is a wholly owned indirect subsidiary of GMAC and is separate from GMAC Commercial Mortgage Corporation. GM and GMAC have no intention of divesting, in whole or in part, their residential mortgage operations.

Thomas Jacob, 66, served as chairman and/or CEO of Chase Manhattan Mortgage Corporation (previously Chemical Mortgage Corporation), one of the largest real estate finance companies in the U.S., for the period between 1992 and 2002. Prior to that, he headed the Branch Banking and Credit Card businesses of Chemical Bank. Jacob has over 25 years of experience in banking, consumer credit, real estate finance and business integration. He received his M.B.A. from Columbia University, New York.

Thomas Melzer, 60, is co-founder and managing director of RiverVest Venture Partners in St. Louis. Prior to founding RiverVest, Melzer was president and CEO of the Federal Reserve Bank of St. Louis, where he directed its involvement in the formulation of monetary policy, the supervision of banks, and the provision of payments services to depository institutions. In addition, he served on the Federal Open Market Committee (FOMC), the Federal Reserve System's chief monetary policymaking body. Before joining the Fed, Melzer was a managing director of Morgan Stanley & Co. Incorporated, where he spent 16 years. During his career, he was in corporate finance, real estate finance and investment, and eventually headed the U.S. Government Securities Department, overseeing the development of money market, financial futures and options groups. He received his M.B.A. and B.S. in electrical engineering from Stanford University.

Jacob and Melzer join the current board members: David M. Applegate, co-CEO of ResCap, Eric A. Feldstein, chairman of GMAC, Sanjiv Khattri, CFO of GMAC, Davee
L. Olson, CFO of ResCap, Bruce J. Paradis, co-CEO of ResCap , David C. Walker, group vice president of GMAC, and Linda K. Zukauckas, corporate controller of GMAC.

                                      # # #

General Motors Acceptance Corporation and its subsidiaries, operating under the umbrella GMAC Financial Services, provide automotive financing, commercial finance, insurance and mortgage products, and real estate services, and have a presence in more than 40 nations. A wholly owned subsidiary of General Motors since 1919, GMAC has extended more than $1.3 trillion in credit to finance more than 158 million vehicles.

                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  May 5, 2005                   By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)